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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Registration No. 333-22063) of Globalstar Telecommunications Limited on Form S-3 of our reports dated February 24, 1997, appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in each Prospectus included within this Amendment No. 1 to the Registration Statement.

DELOITTE & TOUCHE LLP
San Jose, California
March 7, 1997